                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger, dated as of November 29, 2000 ("this Agreement"), is by and among Surge Components, Inc., a New York corporation ("Surge"), and Superus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Surge ("Superus").


                                   WITNESSETH:


          WHEREAS, Surge and Superus did enter into an Agreement and Plan of Merger, dated as of May 31, 2000 (the "Prior Agreement"), that contemplated the merger of Surge with and into Superus upon the terms and conditions as set forth in the Prior Agreement; and

          WHEREAS, Surge and Superus do not desire to pursue a merger as contemplated by the Prior Agreement; and

          WHEREAS, the Boards of Directors of each of Surge and Superus believe it is in the best interests of each company and the shareholders of Surge that Surge merge with and into Superus (the "Merger") and, in furtherance thereof, have approved the Merger and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties as set forth herein, and other good and valuable consideration, the receipt and adequacy is hereby acknowledge, the parties agree as follows:


     ARTICLE 1 - TERMINATION OF PRIOR AGREEMENT

     This Agreement supersedes the Prior Agreement and the Prior Agreement hereby is terminated in its entirety and hereby made null and void with no party to the Prior Agreement having any rights, obligations or liabilities under the Prior Agreement.

                             ARTICLE 2 - THE MERGER

Section 2.1. The Merger.

     Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement and compliance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the New York General Corporation Law ("New York Law"), at the Effective Time (as such term is defined in Paragraph 2.2(b)), Surge shall be merged with and into Superus, the separate corporate existence of Surge shall cease and Superus shall continue as the surviving corporation. Superus, in its capacity as the surviving Delaware corporation, is hereinafter referred to as the "Surviving Corporation."

Section 2.2. Closing Date; Effective Time.

          (a) Closing Date. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125, or at such other place as Surge and Superus may agree, as promptly as practicable, but no later than five business days following satisfaction or waiver of the conditions set forth in Article 7. The Closing shall be deemed to have occurred and shall be effective as of the Effective Time. The date upon which the Closing actually occurs is referred to as the "Closing Date."

          (b) Effective Time. As promptly as practicable following the approval of the Merger by the shareholders of Surge, the parties hereto shall cause (i) a certificate of merger and other documents in conformity with Delaware Law (collectively, the "Delaware Certificate") to be filed with the Secretary of State of the State of Delaware and (ii) a certificate of merger and other documents in conformity with New York Law (collectively, the "New York Certificate") to be filed with the Secretary of State of the State of New York. The Merger shall be deemed effective at the time (the "Effective Time") of acceptance of the Delaware Certificate by the Secretary of State of the State of Delaware, regardless of the date on which the New York Certificate is accepted by the Secretary of State of the State of New York.

Section 2.3. Effect of the Merger.

     At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of Delaware Law and New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, subsidiaries, rights, privileges, powers and franchises of Surge shall vest in the Surviving Corporation, and all debts, liabilities and duties of Surge shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.4. Certificate of Incorporation; Bylaws.

          (a) Certificate of Incorporation. The Certificate of Incorporation of Superus, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the

Surviving Corporation, until thereafter amended as provided by Delaware Law and such Certificate of Incorporation of the Surviving Corporation.

          (b) Bylaws. The Bylaws of Superus, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by Delaware Law and such Bylaws.

Section 2.5. Directors and Officers.

          (a) Directors. The directors of Surge, as in office immediately prior to the Effective Time, shall be the directors of the Surviving Corporation at and after the Effective Time, each to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual meeting of stockholders of the Surviving Corporation or such director's death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          (b) Officers. The officers of Superus, as in office immediately prior to the Effective Time, shall be the officers of the Surviving Corporation at and after the Effective Time, each to hold office at the pleasure of the Board of Directors of the Surviving Corporation.

Section 2.6.  Conversion of Shares.

          (a) Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of Surge, Superus, the Surviving Corporation or any holder of any security of Surge, Superus or the Surviving Corporation:

               (i) each share of the common stock, par value $.001 per share (the "Superus Common Stock"), of Superus then owned by Surge or any other subsidiary of Surge and each share of Superus Common Stock then held in the treasury of Superus shall be canceled, and no payment shall be made nor other consideration paid with respect to such cancellation;

               (ii) each share of the common stock, par value $.001 per share (the "Surge Common Stock"), of Surge then owned by Superus or any other subsidiary of Surge and each share of Surge Common Stock then held in the treasury of Surge shall be canceled, and no payment shall be made nor other consideration paid with respect to such cancellation;

               (iii) each then remaining outstanding share of Surge Common Stock shall be converted into the right to receive (the "Common Stock Merger Consideration") one full share of the common stock, par value $.001 per share (the "Surviving Corporation Common Stock"), of the Surviving Corporation upon the surrender of the certificate representing such share of Surge Common Stock in accordance with Section 2.8 of this Agreement;

               (iv) each share of the Non-Voting Redeemable Convertible Series A Preferred Stock, par value $.001 per share (the "Surge Series A Preferred Stock"), of Surge

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

then owned by Superus or any other subsidiary of Surge and each share of Surge Series A Preferred Stock then held in the treasury of Surge shall be canceled, and no payment shall be made nor other consideration paid with respect to such cancellation;

               (v) each share of the Voting Redeemable Convertible Series B Preferred Stock, par value $.001 per share (the "Surge Series B Preferred Stock"), of Surge then owned by Superus or any other subsidiary of Surge and each share of Surge Series B Preferred Stock then held in the treasury of Surge shall be canceled, and no payment shall be made nor other consideration paid with respect to such cancellation;

               (vi) each then remaining outstanding share of Surge Series B Preferred Stock shall be converted into the right to receive (the "Series B Preferred Stock Merger Consideration") one full share of the Voting Redeemable Convertible Series B Preferred Stock, par value $.001 per share (the "Surviving Corporation Series B Preferred Stock"), of the Surviving Corporation upon the surrender of the certificate representing such share of Surge Series B Preferred Stock in accordance with Section 2.8 of this Agreement;

               (vii) each share of the Non-Voting Redeemable Convertible Series C Preferred Stock, par value $.001 per share (the "Surge Series C Preferred Stock"), of Surge then owned by Superus or any other subsidiary of Surge and each share of Surge Series C Preferred Stock then held in the treasury of Surge shall be canceled, and no payment shall be made nor other consideration paid with respect to such cancellation; and

               (viii) each then remaining outstanding share of Surge Series C Preferred Stock shall be converted into the right to receive (the "Series C Preferred Stock Merger Consideration") one full share of the Non-Voting Redeemable Convertible Series C Preferred Stock, par value $.001 per share (the "Surviving Corporation Series C Preferred Stock"), of the Surviving Corporation upon the surrender of the certificate representing such share of Surge Series C Preferred Stock in accordance with Section 2.8 of this Agreement;

          (b) Fractional Shares. Fractional shares of the Surviving Corporation Series B Preferred Stock and fractional shares of the Surviving Corporation Series C Preferred Stock may be issued in connection with the payment of the Series B Preferred Stock Merger Consideration or Series C Preferred Stock Merger Consideration, as the case may be.

          (c) Company Derivative Securities. At the Effective Time, the Surviving Corporation shall assume Surge's rights and obligations with respect to then outstanding options and warrants to purchase shares of Surge Common Stock, Surge Series B Preferred Stock, Surge Series C Preferred Stock and other securities convertible into shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock in which and by which assumption each optionee and warrantholder, upon exercise of an option or a warrant in accordance with the option's or warrant's terms, and each holder of a security convertible into shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock upon conversion in accordance with the convertible security's terms, shall acquire that number of shares of the Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving

Corporation Series C Preferred Stock, as the case may be, that the optionee, warrantholder or convertible security holder would have acquired had such optionee, warrantholder or convertible securityholder exercised the subject option or warrant or converted the subject convertible security immediately prior to the Effective Time, giving effect to the Common Stock Merger Consideration, Series B Preferred Stock Merger Consideration or Series C Preferred Stock Merger Consideration, as the case may be (collectively, the "Merger Consideration").

Section 2.7. Dissenting Shares.

          (a) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares ("Dissenting Shares") of Surge Common Stock, Surge Series B Preferred Stock and Surge Series C Preferred Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such Dissenting Shares in accordance with New York Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights, shall not be converted into the right to receive the applicable Merger Consideration, but shall only be entitled to such dissenters' rights as are granted by New York Law.

          (b) Effect of Withdrawal or Loss of Dissenters' Rights. Notwithstanding the provisions of Paragraph 2.7(a), if any holder of shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred stock who demands appraisal of such shares under New York Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the (i) Effective Time and (ii) occurrence of such withdrawal or loss, such holder's shares shall automatically be, pursuant to the Merger, converted into the right to receive Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving Corporation Series C Preferred Stock, as the case may be, in accordance with Paragraph 2.6(a).

          (c) Surge's and Surviving Corporation's Obligations. Surge shall give the Surviving Corporation (i) prompt notice of any written demands for appraisal of any shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock, withdrawals of such demands, and any other instruments served pursuant to New York Law and received by Surge in connection therewith and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under New York Law.

Section 2.8. Surrender of Certificates.

          (a) Exchange Procedures. Promptly after the Effective Time, certificates representing Surge Common Stock, Surge Series B Preferred Stock and Surge Series C Preferred Stock (each, a "Surge Stock Certificate") shall be surrendered to the Surviving Corporation, or to such other agent or agents as may be appointed by the Surviving Corporation. Upon surrender of a Surge Stock Certificate to the Surviving Corporation, or to such other agent or agents as may be appointed by the Surviving Corporation, the holder of such Surge Stock Certificate shall be entitled to a certificate representing the number of shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock, as the case may be, that the shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock evidenced by such surrendered Surge Stock Certificate have been converted into the right to receive giving effect to the Merger Consideration and the Surge Stock Certificate so surrendered shall be delivered to the Surviving Corporation for cancellation. Until so surrendered, each outstanding Surge Stock Certificate that, prior to the Effective Time, evidenced ownership of shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely the right to receive Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving Corporation Series C Preferred Stock, as the case may be, and the holder of such Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock shall not be entitled to vote or receive any dividend or other distribution payable to holders of shares of Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving Corporation Series C Preferred Stock, as the case may be; provided, however, that, upon the surrender of such Surge Stock Certificate in exchange for certificate(s) representing shares of Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving Corporation Series C Preferred Stock, as the case may be, there shall be paid to the record holder of the certificate(s) representing Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving Corporation Series C Preferred Stock, as the case may be, issued upon such exchange, the amount of dividends or other distributions which theretofore became payable and were not paid with respect to the number of shares of Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving Corporation Series C Preferred Stock, as the case may be, represented by the certificate(s) issued upon such surrender. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon.

          (b) No Liability. Notwithstanding anything to the contrary in this
Section 2.8, neither the Surviving Corporation, Surge or any other party hereto shall be liable to a holder of Surge Common Stock, Surge Series B Preferred Stock, Surge Series C Preferred Stock, Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving Corporation Series C Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.9. No Further Ownership Rights in Company Common Stock.

     All shares of Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock or Surviving Corporation Series C Preferred Stock issued in exchange for shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock, as the case may be, as Merger Consideration in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock.

Section 2.10. Lost, Stolen or Destroyed Certificates.

     In the event any Surge Stock Certificate shall have been lost, stolen or destroyed, the Surge shall issue in exchange for such lost, stolen or destroyed Surge Stock Certificate, upon receiving notice from the holder thereof before the Effective Time and upon the making of an affidavit in such form as is acceptable to the Surge and the Surviving Corporation of that fact by such holder, a new Surge Stock Certificate evidencing such shares of Surge Common Stock, Surge Series B Preferred Stock or Surge Series C Preferred Stock, as the case may be, subject to such notice and affidavit; provided, however, that Surge, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed Surge Stock Certificate to deliver a bond in such sum as the Surviving may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 2.11. Tax and Accounting Consequences.

     It is intended by the parties to this Agreement that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) the Code.

Section 2.12. Taking of Necessary Action; Further Action.

     If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Surge, the officers and directors of Surge and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


               ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SURGE

     Surge hereby represents and warrants to Superus as follows:

Section 3.1. Organization, Standing and Power.

     Surge is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power to own its properties and to carry on its business as now being conducted;

Section 3.2. Authority.

     Surge has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Surge, subject only to the approval of the Merger and this Agreement by the Surge's shareholders; Surge's Board of Directors has unanimously approved the Merger and this Agreement; this Agreement has been duly executed and delivered by Surge and constitutes the valid and binding obligation of Surge, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

Section 3.3. Surge's Capital Structure.

     The authorized stock of Surge consists of 25,000,000 shares of Surge Common Stock and 1,000,000 shares of series preferred stock, $.001 par value per share (the "Series Preferred Stock"), of which 260,000 shares of Series Preferred Stock have been authorized for issuance as Surge Series A Preferred Stock, 200,000 shares of Series Preferred Stock have been authorized for issuance as Surge Series B Preferred Stock and 100,000 shares of Series Preferred Stock have been authorized as Surge Series C Preferred Stock; as of the date of this Agreement, approximately 4,986,000 shares of Surge Common Stock, 239,000 shares of Surge Series A Preferred Stock, 178,276.55 shares of Surge Series B Preferred Stock and 70,000 shares of Surge Series C Preferred Stock are issued and outstanding; all such outstanding shares are duly authorized, validly issued, fully paid and non-assessable; Surge has reserved (i) 850,000 shares of Surge Common Stock for issuance pursuant to Surge's 1995 Employee Stock Option Plan, as amended (the "Surge Plan"), of which, as of May 31, 2000, options to purchase an aggregate 599,800 shares were outstanding; as of the date of this Agreement,
(i) an aggregate of 3,700,569 shares of Surge Common Stock are issuable upon exercise of outstanding warrants, (ii) an aggregate of 5,300,000 shares of Surge Common Stock are issuable upon exercise of options granted outside of the Plan,
(iii) an aggregate of 2,800,000 shares of Surge Common Stock are issuable upon conversion of the outstanding 12% Convertible Promissory Notes of Surge, (iv) the Surge Series B Preferred Stock will be automatically converted into Surge Common Stock, upon Surge shareholder approval, at the rate of ten shares of Surge Common Stock for every one share of Surge Series B Preferred Stock so converted and (v) the Surge Series C Preferred Stock will be automatically converted into Surge Common Stock, upon Surge shareholder approval, at the rate of ten shares of Surge Common Stock for every one share of Surge Series C Preferred Stock so converted; and, other than as set forth in this Section 4.3, there are no options, warrants, calls, rights, commitments or agreements of any character to which Surge is a party or by which Surge is bound, obligating Surge to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Surge or obligating Surge to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except for the redemption (the "Series A Preferred Stock Redemption") of the outstanding Surge Series A Preferred Stock for an aggregate redemption price of $2,390, exclusive of related costs and expenses; and

Section 3.4. No Conflict; Required Filings and Consents.

          (a) Except as set forth on Schedule 3.4 hereto, the execution and delivery of this Agreement by Surge does not, and the performance of this Agreement by Surge and the consummation by Surge of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-laws of Surge, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Surge or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Surge's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of Surge or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Surge or any of its subsidiaries is a party or by which Surge or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) to this Paragraph 3.4(a) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 7.2(a) below; and

          (b) The execution and delivery of this Agreement by Surge does not, and the performance of this Agreement by Surge will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by Delaware Law and New York Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Surge from performing its obligations under this Agreement or (B) do not have a Material Adverse Effect.


              ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SUPERUS

     Superus represents and warrants to Surge as follows:

Section 4.1. Organization, Standing and Power.

     Superus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted;

Section 4.2. Authority.

     Superus has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Superus; Superus' Board of Directors has unanimously approved the Merger and this Agreement; this Agreement has been duly executed and delivered by Superus and constitutes the valid and binding obligation of Superus, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

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

Section 4.3. Superus' Capital Structure.

          (a) The authorized stock of Superus consists of 140,000,000 shares of Superus Common Stock and 10,000,000 shares of series preferred stock, $.001 par value per share (the "Superus Series Preferred Stock"); as of the date of this Agreement, ten shares of Superus Common Stock, and no shares of Superus Series Preferred Stock are issued and outstanding; all such outstanding shares are duly authorized, validly issued, fully paid and non-assessable; Superus has reserved
(i) 15,000,000 shares of Superus Common Stock for issuance pursuant to the Superus 2000 Stock Incentive Plan (the "Plan"), of which options to purchase an aggregate of 3,385,000 shares of Superus Common stock were outstanding as of the date of this Agreement; other than as set forth in this Section 4.3, there are no options, warrants, calls, rights, commitments or agreements of any character to which Superus is a party or by which it is bound, obligating Superus to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Superus or obligating Superus to grant, extend or enter into any such option, warrant, call, right, commitment or agreement;

          (b) The Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock and Surviving Corporation Series C Preferred Stock issuable upon surrender of Surge Stock Certificates, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable; and the Surviving Corporation Common Stock issuable upon conversion of the Surviving Corporation Series B Preferred Stock and Surviving Corporation Series C Preferred Stock issuable as Merger Consideration pursuant to this Agreement, when issued in accordance with the terms and provisions of the Certificates of Amendment of the Certificate of Incorporation of the Surviving Corporation authorizing the Surviving Corporation Series B Preferred Stock and Surviving Corporation Series C Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable; and

Section 4.4. No Conflict; Required Filings and Consents.

          (a) Except as set forth on Schedule 4.4 hereto, the execution and delivery of this Agreement by Surge does not, and the performance of this Agreement by Surge and the consummation by Surge of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-laws of Surge, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Surge or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Surge's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of Surge or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Surge or any of its subsidiaries is a party or by which Surge or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) to this Paragraph 4.4(a) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 7.2(a) below; and

          (b) The execution and delivery of this Agreement by Surge does not, and the performance of this Agreement by Surge will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by Delaware Law and New York Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Surge from performing its obligations under this Agreement or (B) do not have a Material Adverse Effect.


           ARTICLE 5 - CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

Section 5.1. Conduct of Business by Surge and Superus.

     Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless the parties shall otherwise agree in writing, Surge and Superus shall each:

          (a) conduct its respective business in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend its respective Certificate of Incorporation or Bylaws, except for the filing by Superus of Certificates of Amendment of the Certificate of Incorporation of Superus authorizing the Superus Series B Preferred Stock and Superus Series C Preferred Stock, substantially in the forms attached as Exhibit 5.1(b)(1) and Exhibit 5.1(b)(2) to this Agreement,
(ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses, (iv) engage in any transaction for the purpose of effecting a recapitalization of any party or subsidiary or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing, except that Surge shall sell, assign and transfer all of its assets relating to the business presently conducted by Surge to Surge Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Surge which shall, following the Effective Time, change its name to "Surge Components, Inc.";

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that nothing herein will prevent Surge from (i) granting employee stock options consistent with past practices or issuing Surge Common Stock upon exercise or conversion of outstanding options, warrants and convertible securities, nor (ii) issuing Convertible Promissory Notes due September

26, 2001 in the minimum initial aggregate principal amount of $100,000 and the maximum initial aggregate principal amount of $1,000,000 (the "New Notes");

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except for the New Notes or in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its respective capital stock, other than as required by the governing terms of such securities, (iii) take or fail to take any action which action or failure to take action would cause the Surge or Surge's shareholders (except to the extent that any shareholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets (except in the ordinary course of business) or businesses, (v) sell any assets (except in the ordinary course of business) or businesses or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all reasonable efforts to preserve intact its respective business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with Surge or Superus and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

          (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;

          (g) not increase the rate of remuneration payable to any of its respective directors or officers, except in the customary and usual course of business and consistent with past practices, or agree to do so;

          (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary and usual course of business, consistent with past practices or as required to comply with changes in applicable law and except as contemplated on
Schedule 5.1(h) hereto;

          (i) file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by Surge pursuant to the Exchange Act; and

          (j) maintain with financially responsible insurance companies insurance on its respective tangible assets and its respective business in such amounts and against such risks and losses as are consistent with past practice.

                        ARTICLE 6 - ADDITIONAL AGREEMENTS

Section 6.1. Shareholders' Approval.

     Surge and Superus shall, in accordance with applicable law and subject to the fiduciary duties of their respective Boards of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel, use their best efforts to obtain the approval of this Agreement and the Merger by the shareholders of Surge as required by New York Law.

Section 6.2. Public Disclosure.

     No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of both Surge and Superus, or of any third parties identified in such disclosure, prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Surge's and Superus' respective obligations to comply with securities laws and Nasdaq regulations, in each case as applicable, in order to satisfy the listing and disclosure requirements of all such markets where Surge's securities are listed.

Section 6.3. Reasonable Efforts/Consents.

     Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

Section 6.4. Notification of Certain Matters.

     Surge shall give prompt notice to Superus, and Superus shall give prompt notice to Surge, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Surge or Superus contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the schedules attached hereto) and (b) any failure of Surge and Superus to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect any remedies available to the party receiving such notice.

Section 6.5. Blue Sky Laws.

     Superus shall take such steps as may be necessary to comply with the federal securities laws and Blue Sky Laws of all jurisdictions which are applicable to the issuance of Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock and Surviving Corporation Series C Preferred Stock pursuant to this Agreement and Surviving Corporation Common Stock issuable upon conversion of Surviving Corporation Series B Preferred Stock and Surviving Corporation Series C Preferred Stock. Surge shall use its best efforts to assist Superus as may be necessary to comply with the federal securities laws and Blue Sky Laws of all jurisdictions which are applicable in connection with the issuance of Surviving Corporation Common Stock, Surviving Corporation Series B Preferred Stock and Surviving Corporation Series C Preferred Stock pursuant to this Agreement and Surviving Corporation Common Stock issuable upon conversion of such Surviving Corporation Series B Preferred Stock and Surviving Corporation Series C Preferred Stock.

Section 6.6. Surge Employee Stock Option Plan.

     At the Effective Time, the Surviving Corporation will take such action as is appropriate to assume the Surge Plan. The Surviving Corporation shall use its best efforts to register under the Securities Act the Surviving Corporation securities issuable under the Surge Plan as assumed by the Surviving Corporation.


                      ARTICLE 7 - CONDITIONS TO THE MERGER

Section 7.1. Conditions to Obligations of Each Party to Effect the Merger.

     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be deferred or waived by written instrument executed by Surge and Superus:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect;

          (b) Regulatory Approvals and Third Party Consents. All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time; and

          (c) Waiver. Notwithstanding anything to the contrary herein, any party may waive compliance of the other party to any condition contained in this
Section 7.1, if such waiver is made by a writing executed by the party and delivered to the other parties hereto, provided, however, a single or partial waiver of any condition will not be deemed a waiver of any other part of such condition or any other condition.

Section 7.2. Additional Conditions to the Obligations of Superus.

     The obligations of Superus to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Superus:

          (a) Representations and Warranties. The representations and warranties of the Surge contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of Surge) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a "Material Adverse Effect" on Surge or Superus. For the purposes of this Agreement, the term "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles ("GAAP"),
(iii) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby and (iv) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement;

          (b) Agreements and Covenants. Surge shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

          (c) Additional Certificates. Surge shall have furnished to Superus such additional certificates, opinions and other documents as Superus may have reasonably requested as to any of the conditions set forth in this Section 7.2; and

          (d) Surge Shareholder Approval. The shareholders of Surge have approved this Agreement and the transactions contemplated by this Agreement in accordance with New York Law.

Section 7.3. Additional Conditions to Obligations of Surge.

     The obligations of Surge to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, or such time as specified herein, of each of the following conditions, any of which may be waived, in writing, exclusively by Surge:

          (a) Representations and Warranties. The representations and warranties of Superus contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of Superus) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Surge or Superus;

          (b) Agreements and Covenants. Superus shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

          (c) Additional Certificates. Superus shall have furnished to Surge such additional certificates, opinions and other documents as Surge may have reasonably requested as to any of the conditions set forth in this Section 7.3; and

          (d) Surge Shareholder Approval. The shareholders of Surge have approved this Agreement and the transactions contemplated by this Agreement in accordance with New York Law.


                  ARTICLE 8 - TERMINATION, AMENDMENT AND WAIVER

Section 8.1. Termination.

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual consent of Surge and Superus;

          (b) by Surge or Superus, if (i) the Effective Time has not occurred by April 15, 2000 (provided that the right to terminate this Agreement under this clause (i) to Paragraph 8.1(b) shall not be available to any party whose willful or reckless failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date), (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal or (iv) if any of the conditions precedent to Closing set forth in this Agreement have not been met and have not been waived in writing by the party whose consent is required; or

          (c) by Surge or Superus, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would (i) prohibit Surge's or Superus' ownership or operation of any material portion of the business of Surge or Superus or (ii) compel Surge or Superus to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of Surge or Superus.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

Section 8.2. Effect of Termination.

     In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and, except as set forth herein, there shall be no liability or obligation on the part of Surge or Superus, or their respective officers, directors or stockholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided, further, that, the provisions of this Section 8.2 and
Article 9 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

Section 8.3. Amendment.

     Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time, but only by an instrument in writing signed by or validly on behalf of each of the parties to this Agreement.

Section 8.4. Extension, Waiver.

     At any time prior to the Effective Time, Surge and Superus may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                         ARTICLE 9 - GENERAL PROVISIONS

Section 9.1. Survival of Representations and Warranties.

     The representations and warranties set forth in Article 3 and Article 4 shall survive for a period of one year beyond the Effective Time, except as may be otherwise specifically provided elsewhere in this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

Section 9.2. Notices.

     All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service (in either case, against written receipt therefor), (b) five business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to Surge, to:          Surge Components, Inc.
                               1016 Grand Avenue
                               Deer Park, New York 11729-0125
                               Attention: Ira Levy, President
                               Facsimile: (631) 242-6932

     with a copy to:           Snow Becker Krauss P.C.
                               605 Third Avenue - 25th Floor
                               New York, New York 10158
                               Attention: Elliot Lutzker, Esq.
                               Facsimile: (212) 949-7052

     If to Superus, to:        Superus Holdings, Inc.
                               One Embarcadero Center - Suite 2040
                               San Francisco, California  94111
                               Attention: Adam J. Epstein, Chairman of the Board
                               Facsimile: (415) 956-8301

     with a copy to:           Bryan Cave LLP
                               120 Broadway - Suite 300
                               Santa Monica, California  90401
                               Attention: David G. Andersen, Esq.
                               Facsimile: (310) 576-2200

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

Section 9.3. Interpretation.

     The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

Section 9.4. Counterparts.

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 9.5. Entire Agreement.

     This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

Section 9.6. Severability.

     In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 9.7. Other Remedies.

     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 9.8. Specific Performance.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.9. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York, and that such process may be served outside the state of New York, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

Section 9.10. Rules of Construction.

     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.11. Assignment.

     No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.12. Absence of Third Party Beneficiary Rights.

     No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

Section 9.13. Mediation and Arbitration.

     If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement between the parties, a party hereto may, upon written notice to the other parties, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to all parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute.

     A party may disclose any facts to the other parties or to the facilitator which such party believes, in good faith, to be necessary to resolve the dispute. All such disclosures shall be deemed in furtherance of settlement efforts and thus confidential. Except as agreed to by all parties, the facilitator shall keep confidential all information disclosed during the negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties. Such facilitated negotiations shall conclude within sixty days from receipt of the written notice, unless extended by mutual consent of the parties. The costs incurred by each party in such negotiations shall be borne by it. Any fees or expenses of the facilitator shall be borne equally by all parties.

     If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement which cannot be resolved by facilitated negotiations, then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of New York and the then current Commercial Arbitration Rules of the American Arbitration Association, except that no pre-hearing discovery will be permitted unless specifically authorized by the arbitration panel. The confidentiality provisions applicable to facilitated negotiations shall also apply to arbitration.

     The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitration panel, including (i) the fees and expenses of the American Arbitration Association and of the arbitration panel, and (ii) the costs, including reasonable attorneys' fees, incurred to confirm the award in court, shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel.

Section 9.14. Disclosure.

     Disclosure on one schedule, attachment or document provided pursuant to any paragraph or subparagraph of this Agreement shall be deemed disclosure under any other applicable paragraph or subparagraph of this Agreement.


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                                       21

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their duly authorized respective officers, all as of the date first written above.

                            Surge Components, Inc.


                            By:
                               -------------------------------------------------
                                              Ira Levy, President

                            Superus Holdings, Inc.


                            By:
                               -------------------------------------------------
                                   Adam J. Epstein, Chairman of the Board


                                       22